TOSCO FINANCING TRUST

                  Prospectus Supplement dated January 29, 1998
                     to the Prospectus dated March 26, 1997


     The Selling Holders selling Offered Securities pursuant to this Prospectus Supplement and certain information concerning the sale of the Offered Securities are as follows:

                                                          Number of Offered
Selling Holder               Offered Securities Owned     Securities to be Sold

Prudential Securities, Inc          29,504                    29,504

AIM Income Fund                     20,000                    20,000

Credit Suisse First
Boston Corporation                  20,000                    20,000

     The above-listed securities will be sold to purchasers by the Selling Holders. There are no special arrangements or agreements with any brokers/dealers regarding the sale of the Offered Securities. The Selling Holders do not have, and during the past three years have not had, any material relationship with Tosco Corporation or any of its affiliates.


             The Date of this Prospectus Supplement is January 29, 1998